SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 12, 2003
(Date of earliest event reported)

SONICBLUE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21126 (Commission File Number)	77-0204341 (IRS Employer Identification No.)

2841 Mission College Boulevard, Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 588-8000

Item 5.      Other Events.

     In a letter dated April 12, 2003, SONICblue Incorporated (the “Company”) requested that the Securities and Exchange Commission staff agree not to recommend enforcement action if the Company follows modified reporting procedures during the pendency of the Company’s bankruptcy proceedings under Chapter 11 of the United States Bankruptcy Code.

     On April 15, 2003, the Company announced the bids submitted by D&M Holdings Inc. to acquire SONICblue’s Rio and ReplayTV business units were approved by the United States Bankruptcy Court.

     A copy of the press release issued on April 16, 2003 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 7.      Financial Statements and Exhibits.

(c)	Exhibits.

                99.1     Press Release dated April 16, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: April 17, 2003.

SONICBLUE INCORPORATED

By	/s/ Marcus Smith

Marcus Smith Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated April 16, 2003.